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CRN

All Eyes On Potential Fallout From Apollo Global’s $5.4B Tech Data Acquisition

By Steven Burke

13 November 2019

Apollo Global Management’s $5.4 billion acquisition of distribution behemoth Tech Data has the channel focused on potential fallout from the deal including potential pricing or services changes.

Martin Wolf, president of martinwolf M&A Advisors of Walnut Creek, Calif., one of the top channel investment advisory deal-makers, told CRN he sees the Apollo acquisition improving pricing for Tech Data partners.

“You hear the argument that because they are going to have so much debt they will have to raise prices,” said Wolf. “I don’t believe that. I think they’ll eliminate things that partners don’t want to pay for and they’ll put that into price. I think is absolutely going to improve Tech Data’s pricing. This is a good deal for partners.”

Wolf said he expects Apollo to come in with a “clean slate” with a focus on calibrating the business to drive higher value. “I think Tech Data is going to do fine under Apollo,” he said. “What it means is you’ll have lower prices, lower cost, and better service for all the customers in this space. This is going to force everyone to step up.”

Apollo is a proven and seasoned private equity powerhouse with deep experience in the technology market, said Wolf.

One sign of Apollo’s success in the technology services market: the higher margins being delivered by Presidio, No. 23 on the CRN SP500. Apollo acquired Presidio in 2014 and was rewarded with a healthy premium after London private firm BC Partners took it private earlier this year.

“Presidio was owned by Apollo and their margins are now higher,” said Wolf. “Their customers pay more because they now offer better service. Apollo has done a lot of deals. They have established bonafides. They have had a lot of success in the IT supply chain space.”

Wolf credited former Tech Data CEO Steve Raymund, who served as CEO for 20 years from 1986 to 2006, for building one of the premier distribution companies in the technology business.

“Hats off to Steve Raymund who built this great company,” said Wolf. “They were always the number three distributor. Now they are either a premier or the premier distributor. They started out with real disadvantages. Ingram and Merisel were behemoths in the early days not including Avnet and Arrow who were both large. Tech Data came out of no where.”

Wolf said the likeliest bidders that could potentially offer a higher premium – distributors Ingram Micro and Synnex – are “encumbered or have different priorities.”

Synnex is moving into higher value supply chain business and private equity is a “logical acquirer” of Ingram, said Wolf. “You have to have a lot of conviction to make a deal like this,” he said. “Apollo has that conviction.”

Wolf said Tech Data got a healthy 30 percent premium given Tech Data shares were trading at $80 on August 13 before what appeared to be a “leak” that a potential deal was in the offing.“ It’s a full premium,” he said.

Reuters reported on October 15 that Apollo Global Management had initiated discussions to acquire Tech Data for about $15 billion.

The Apollo Global Management acquisition of Tech Data comes three months after reports that RRJ Capital is looking to invest $4 billion in Ingram Micro, which is currently owned by China-based HNA Group. Bob Venero, CEO of Holbrook, N.Y.-based solution provider Future Tech, No. 101 on the 2019 CRN SP500, which does tens of millions of dollars a year in business with Tech Data, said he is concerned that the Apollo acquisition could impact his pricing from the distributor.

“Whenever a private equity firm comes in and takes over an organization like this they are focused on one thing and one thing only: profitability,” said Venero. “Margins are thin in distribution. A half a basis point is the difference between working with one distributor versus another especially for volume players like us. The number one issue for me as CEO of Future Tech is the potential for an acquisition like this to cause Tech Data not to be as aggressive on pricing with partners like us.”

Venero said he will also move to make sure that Tech Data is clear about its secure supply chain in the wake of the acquisition. That’s important for Future Tech which has a number of government customers who must be sure that supply chain security does not suffer in the wake of the deal.

“We need to make sure that secure supply chain and counterfeit protection programs are not changed to increase the profitability of the Tech Data engine,” he said.

Venero said his message to Tech Data is: “over-communicate so they don’t run into a situation where they lose a partner because of a lack of communication.”

Michael Goldstein, CEO of LAN Infotech, a Fort Lauderdale, Fla., solution provider, said he is likely to look closer at Tech Data as a potential distribution partner in the wake of the Apollo acquisition.

“I think Apollo investing in Tech Data makes them more competitive,” he said. “It puts them in a better position. It looks like Apollo tried to buy Ingram, couldn’t make it happen and made the deal for Tech Data. It shows Apollo really wants to be in this business.”

The private equity investment is another sign of just how lucrative the technology services/solutions market is, said Goldstein. “This deal shows that this is a great business to be,” he said. “We see 2020 as another record year. The business right now is better than it has ever been with things like Windows 7 and Server 2008 end of life and new opportunities like cyber-security and 5G.”

Goldstein, who is attending distribution behemoth Ingram Micro’s Ingram Micro One event next week in Denver, said he is looking forward to hearing from Ingram directly on the impact the Tech Data deal will have on partners.

“I am sure Ingram Micro’s marketing department is working overtime to address this at their big event next week,” he said. “I am looking forward to hearing what Ingram has to say about it.”

FORWARD-LOOKING STATEMENTS

This communication includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

Such forward-looking statements are inherently uncertain, and shareholders and other potential investors must recognize that actual results may differ materially from Tech Data’s expectations as a result of a variety of factors. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which Tech Data is unable to predict or control, that may cause Tech Data’s actual results, performance, or plans to differ materially from any future results, performance or plans expressed or implied by such forward-looking statements. Risks and uncertainties related to the proposed merger include, but are not limited to, the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the failure of the parties to satisfy conditions to completion of the proposed merger, including the failure of Tech Data’s shareholders to approve the proposed merger or the failure of the parties to obtain required regulatory approvals; the risk that regulatory or other approvals are delayed or are subject to terms and conditions that are not anticipated; and the risks, uncertainties, and other factors detailed from time to time in Tech Data’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed or furnished with the Securities and Exchange Commission (the “SEC”).

Many of these factors are beyond Tech Data’s control. Tech Data cautions investors that any forward-looking statements made by Tech Data are not guarantees of future performance. Tech Data disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

Tech Data will file with the SEC and mail to its shareholders a proxy statement in connection with the proposed merger. Tech Data urges its shareholders to read the proxy statement when it becomes available because it will contain important information regarding the proposed merger. You may obtain a free copy of the proxy statement (when available) and other related documents filed by the Company with the SEC at the SEC’s website at www.sec.gov. You also may obtain the proxy statement (when available) and other documents filed by Tech Data with the SEC relating to the proposed merger for free by accessing Tech Data’s website at www.techdata.com via the “SEC Filings” page, by clicking on the link for “About”, and then clicking on the link for “Investor Relations” and selecting “Financials”.

PARTICIPANTS IN THE SOLICITATION

Tech Data and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Tech Data’s shareholders in connection with the proposed merger. Information regarding the interests of these directors and executive officers in the proposed merger will be included in the proxy statement when it is filed with the SEC. You may find additional information about Tech Data’s directors and executive officers in Tech Data’s proxy statement for its 2019 Annual Meeting of Shareholders, which was filed with the SEC on April 25, 2019. You can obtain free copies of these documents from Tech Data using the contact information above.

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This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.